Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into by and between BOCO Investments, LLC, a Colorado limited liability company (“BOCO”) and WestMountain Index Advisors, Inc., a Colorado corporation (the “Company”) as of September 11, 2012.

In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.           Engagement.  The Company hereby engages and retains BOCO as a non-exclusive consultant to perform the services defined in Section 2 below.  BOCO hereby accepts such engagement on the terms and conditions set forth in this Agreement.

2.           Consulting Services.  As requested from time to time by the Company, BOCO agrees to consult with and provide advice to the Company pertaining to the Company's business affairs. Such consultation and advice will be provided by telephone or in person at the offices of BOCO at times mutually convenient to the parties.

3.           No Liability.  BOCO disclaims and makes no representation or warranty of any kind that its consultations or recommendations will assist the Company in achieving a desired result or that any consultation or recommendation provided by BOCO will result in a benefit to the Company.  The Company agrees that if it adopts or adapts any of BOCO’s recommendations, the Company does so solely at its own risk, and BOCO shall have no liability whatsoever because of (a) any decision by the Company to adopt or adapt BOCO’s recommendations or any action or omission by the Company in adopting or adapting BOCO’s recommendations, or (b) the results of any such decision, action, or omission.

4.           Compensation.  Concurrently with the execution and delivery of this Agreement, the Company shall execute and deliver to BOCO an original, wet-signed Warrant in the form attached hereto as Exhibit A and incorporated herein.

5.           Independent Contractor.  The parties acknowledge and agree that BOCO has been retained to act solely as a consultant to the Company. In such capacity, BOCO shall act as an independent contractor.

6.           Term.  This Agreement may be terminated by either BOCO or the Company upon thirty (30) days prior written notice delivered to the other party at the address set forth herein. If not sooner terminated pursuant to the preceding sentence, this Agreement shall be effective upon its execution and shall terminate automatically on the date that is six months after the date hereof.

7.           Entire Agreement; Modification.   This Agreement constitutes and contains the entire agreement between the Company and BOCO and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless agreed to in writing by the Company and Purchaser

8.           Assignment.  The Company may not assign any of its rights or obligations hereunder without the prior written consent of BOCO, which consent may be withheld in BOCO’s sole and absolute discretion.

9.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles. Exclusive venue for all actions arising out of this Agreement shall be in the district court in and for Larimer County, Colorado, which shall have authority to adjudicate all claims arising out of this Agreement.

THE COMPANY:

WestMountain Index Advisor, Inc., a Colorado corporation

By: /s/ Gregory Schifirn
       Gregory Schifrin, Chief Executive Officer

Address:  2186 S. Holly Street, Suite 104, Denver, CO 80222

BOCO:

BOCO INVESTMENTS, LLC, a Colorado limited liability company

By: /s/ Joseph Zimlich
       Joseph C. Zimlich, President of Managing Member

Address: 262 E. Mountain Ave., Fort Collins, CO 80524